CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Post-Effective Amendment No. 22 to the Registration Statement of Franklin Managed Trust on Form N-1A File No. 33-9994 of our report dated November 2, 2000 on the financial statements and financial highlights of Franklin Managed Trust which report is included in the Annual Report to Shareholders for the year ended September 30, 2000, which is incorporated by reference in the Registration Statement.

                                          /s/ TAIT, WELLER & BAKER



Philadelphia, Pennsylvania
January 29th, 2001